Exhibit a.16

THE MANAGERS FUNDS

AMENDMENT NO. 15 TO THE DECLARATION OF TRUST

CERTIFICATE AND INSTRUMENT OF AMENDMENT

The undersigned, constituting at least a majority of the Trustees of The Managers Funds (the “Trust”), a business trust organized under the laws of The Commonwealth of Massachusetts, do hereby amend the Trust’s Declaration of Trust dated November 23, 1987, as amended from time to time (the “Declaration of Trust”), as follows:

WHEREAS, Section 5.11 of the Declaration of Trust provides that, at any time that there are no shares outstanding of any particular series previously established and designated, the Trustees may abolish that series and the establishment and designation thereof by an instrument executed by a majority of their number;

WHEREAS, there are no shares of the Managers Value Fund or the Managers Small Company Fund series of the Trust (the “Funds”) outstanding; and

WHEREAS, the Trustees desire to abolish the Funds and their establishment and designation as series of the Trust.

NOW THEREFORE, effective as of March 5, 2009, the undersigned, constituting a majority of the Trustees of the Trust, do hereby abolish, pursuant to Section 5.11 of the Declaration of Trust, the series of the Trust previously established and designated by the Trustees as the Managers Value Fund and the Managers Small Company Fund.

The foregoing amendment may be signed in counterparts with the same effect as if all signatories had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date immediately set forth above.

/s/ Jack W. Aber	/s/ William E. Chapman, II
Jack W. Aber	William E. Chapman, II

/s/ Nathaniel Dalton	/s/ Edward J. Kaier
Nathaniel Dalton	Edward J. Kaier

/s/ Steven J. Paggioli	/s/ Eric Rakowski
Steven J. Paggioli	Eric Rakowski

/s/ Thomas R. Schneeweis	/s/ John H. Streur
Thomas R. Schneeweis	John H. Streur